ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 19th day of July, 2010, by GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership, G&E HC REIT II LACOMBE MOB, LLC, a Delaware limited liability company, and G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company (together with each other party which becomes a borrower under the Credit Agreement [as defined below], individually and collectively, as the context so requires, the “Borrower”) and GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation (whether one or more, the “Guarantor”; the Borrower and the Guarantor being hereafter sometimes referred to individually as an “Obligor” and collectively as the “Obligors”) and BANK OF AMERICA, N.A., a national banking association, as agent under a Credit Agreement (“Credit Agreement”) of even date herewith among the Borrower, Bank of America, N.A., and the other lending institutions which become parties to the Credit Agreement (Bank of America, N.A. and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as a "Lender”) (Bank of America, N.A., in such capacity as agent for the Lenders, together with its successors and assigns, the “Administrative Agent”).

1. Certain Definitions. As used in this Agreement:

(a) "Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement (hereinafter defined), against the Borrower or any Obligor against or with respect to the Property or any condition, use or activity on the Property (including any such action against the Administrative Agent and/or any Lender), and any claim at any time threatened or made by any person against any Obligor or against or with respect to the Property or any condition, use or activity on the Property (including any such claim against the Administrative Agent and/or any Lender), relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material (hereinafter defined) or any Environmental Requirement.

(b) "Environmental Requirement” means any Environmental Law (hereinafter defined), agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

(c) "Hazardous Material” means any substance, whether solid, liquid or gaseous: which is listed, defined or regulated as a “hazardous substance”, “hazardous waste” or “solid waste”, or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause a contamination or nuisance on the Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Property.

(d) "Environmental Law” means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the laws of the states in which the Property is located, pertaining to the same or equivalent Environmental Requirements and any other state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

(e) "On” or “on”, when used with respect to the Property or any property adjacent to the Property, means “on, in, under, above or about”.

(f) "Phase 1 Reports” shall mean (i) that certain Phase I Environmental Site Assessment Report for Lacombe Medical Office Building I, dated February 10, 2010, prepared by Partner Engineering and Science, Inc. (Partner Project No. 10-66003.1), and (ii) that certain Phase I Environmental Site Assessment Report for Parkway Medical Center, dated February 18, 2010, prepared by Partner Engineering and Science, Inc. (Partner Project No. 10-65609.1).

(g) "Property” shall mean, individually and collectively, the Borrowing Base Properties and shall also include any other tangible property in which the Administrative Agent now or hereafter receives a mortgage or security interest in connection with the Loan, including the land described in Exhibit A which is attached hereto and made a part hereof.

(h) All other capitalized terms used in this Agreement which are not otherwise specifically defined herein shall have the same meaning herein as in the Credit Agreement.

2. Representations and Warranties. Each Obligor, after due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on the Property or elsewhere in connection with any activity on the Property, hereby represents and warrants to, and covenants with, the Administrative Agent and each of the Lenders, without regard to whether the Administrative Agent or the Lenders has or hereafter obtains any knowledge or report of the environmental condition of the Property except as otherwise herein specifically provided, as follows:

(a) During the period of the Borrower’s ownership of the Property, the Property has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could give rise to the release of any Hazardous Material on the Property; to the best of the Obligors’ knowledge, and except as indicated in the Phase 1 Reports, no such use of the Property occurred at any time prior to the period of the Borrower’s ownership of the Property; and to the best of the Obligors’ knowledge, and except as indicated in the Phase 1 Reports, no such use on any adjacent property occurred at any time prior to the date hereof;

(b) To the best of the Obligors’ knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on the Property, except as indicated in the Phase 1 Reports;

(c) The Obligors have received no notice and have no knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on the Property or any adjacent property or concerning whether any condition, use or activity on the Property or any adjacent property is in violation of any Environmental Requirement;

(d) The present conditions, uses and activities on the Property do not violate any Environmental Requirement and the use of the Property which the Borrower (and to Obligors’ actual knowledge, each tenant and subtenant, if any) makes and intends to make of the Property complies and will comply with all applicable Environmental Requirements;

(e) The Property does not appear on and to the best of the Obligors’ knowledge has never been on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material;

(f) The Obligors have never applied for and been denied environmental impairment liability insurance coverage relating to the Property; and

(g) No Obligor, nor to the Obligors’ knowledge, any tenant or subtenant, has obtained or is required to obtain any permit or authorization to construct, occupy, operate, use or conduct any activity on any of the Property by reason of any Environmental Requirement.

3. Violations. The Obligors will not cause, commit, permit or allow to continue (i) any violation of any Environmental Requirement (A) by the Obligors or by any person or entity, or (B) by or with respect to the Property or any use of or condition or activity on the Property, or (ii) the attachment of any environmental lien to the Property. The Obligors will not place, install, dispose of or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping or release of, any Hazardous Material or storage tank (or similar vessel) on the Property in violation of any Environmental Requirement and will keep the Property free of Hazardous Material in quantities that will not violate any Environmental Requirement.

4. Notice to Administrative Agent. The Obligors shall promptly deliver to the Administrative Agent a copy of each report pertaining to the Property or to any Obligor prepared by or on behalf of any Obligor pursuant to any Environmental Requirement. The Obligors shall immediately advise the Administrative Agent in writing of any Environmental Claim or of the discovery of any Hazardous Material on the Property, as soon as any Obligor first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

5. Site Assessments and Information. If the Administrative Agent shall ever have reason to believe that any Hazardous Material affects the Property, or if any Environmental Claim is made or threatened, or if an Event of Default shall have occurred under the Loan Documents, or upon the occurrence of the Release Date (hereinafter defined) if requested by the Administrative Agent, the Obligors shall at their expense, provide to the Administrative Agent from time to time, in each case within sixty (60) days after the Administrative Agent’s request, an Environmental Assessment (hereinafter defined) made after the date of the Administrative Agent’s request. As used in this Agreement, the term “Environmental Assessment” means a report (including all drafts thereof) of an environmental assessment of the Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Administrative Agent may request, by a consulting firm acceptable to the Administrative Agent and made in accordance with the Administrative Agent’s established guidelines. The Obligors will cooperate with each consulting firm making any such Environmental Assessment and will supply to the consulting firm, from time to time and promptly on request, all information available to the Obligors to facilitate the completion of the Environmental Assessment. If the Obligors fail to furnish the Administrative Agent within ten (10) days after the Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Obligor fails to furnish to the Administrative Agent such Environmental Assessment within sixty (60) days after the Administrative Agent’s request, the Administrative Agent may cause any such Environmental Assessment to be made at the Obligors’ expense and risk. The Administrative Agent and its designees are hereby granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. The Administrative Agent and/or any Lender may disclose to interested parties any information the Administrative Agent ever has about the environmental condition or compliance of the Property, but shall be under no duty to disclose any such information except as may be required by law. Neither the Administrative Agent nor any Lender shall be under any duty to make any Environmental Assessment of the Property, and in no event shall any such Environmental Assessment by the Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on the Property, or that there has been or shall be compliance with any Environmental Requirement, nor shall the Obligors or any other person be entitled to rely on any Environmental Assessment made by the Administrative Agent or at the Administrative Agent’s request. Neither the Administrative Agent nor any Lender owes any duty of care to protect the Obligors or any other person against, or to inform them of, any Hazardous Material or other adverse condition affecting the Property.

6. Remedial Actions.

(a) If any Hazardous Material is discovered on the Property at any time and regardless of the cause, (i) the Obligors shall promptly at the Obligors’ sole risk and expense remove, treat and dispose of the Hazardous Material in compliance with all applicable Environmental Requirements and solely under the Obligors’ (or any of their) name (or if removal is prohibited by any Environmental Requirement, take whatever action is required by any Environmental Requirement), in addition to taking such other action as is necessary to have the full use and benefit of the Property as contemplated by the Loan Documents, and provide the Administrative Agent with satisfactory evidence thereof; and (ii) if requested by the Administrative Agent, provide to the Administrative Agent, on behalf of the Lenders, within forty-five (45) days of the Administrative Agent’s request, a bond, letter of credit or other financial assurance evidencing to the Administrative Agent’s satisfaction that all necessary funds are readily available to pay the costs and expenses of the actions required by clause (i) preceding and to discharge any assessments or liens established against the Property as a result of the presence of the Hazardous Material on the Property. Within thirty (30) days after completion of such remedial actions, the Obligors shall obtain and deliver to the Administrative Agent an Environmental Assessment of the Property made after such completion and confirming to the Administrative Agent’s satisfaction that all required remedial action as stated above has been taken and successfully completed and that there is no evidence or suspicion of any contamination or risk of contamination on the Property or any adjacent property, or of violation of any Environmental Requirement, with respect to any such Hazardous Material.

(b) The Administrative Agent may, but shall never be obligated to (nor shall any Lender be obligated to), remove or cause the removal of any Hazardous Material from the Property (or if removal is prohibited by any Environmental Requirement, take or cause the taking of such other action as is required by any Environmental Requirement) if the Obligors fail to promptly commence such remedial actions following discovery and thereafter diligently prosecute the same to the satisfaction of the Administrative Agent (without limitation of the Administrative Agent’s rights to declare a default under any of the Loan Documents and to exercise all rights and remedies available by reason thereof); and the Administrative Agent and its designees are hereby granted access to the Property at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to remove or cause such removal or to take or cause the taking of any such other action.

7. Indemnity.

(a) The Obligors hereby agree to protect, indemnify, defend and hold (i) the Administrative Agent and each of the Lenders; (ii) any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with the Administrative Agent and/or any Lender; (iii) any participants in the Loan; (iv) the directors, officers, partners, employees and agents of the Administrative Agent and each Lender, and/or such persons or entities; and (v) the heirs, personal representatives, successors and assigns of each of the foregoing persons or entities (each an “Indemnified Party”) harmless from and against, and, if and to the extent paid, reimburse them on demand for, any and all Environmental Damages (hereinafter defined). Without limitation, the foregoing indemnity shall apply to each Indemnified Party with respect to Environmental Damages which in whole or in part are caused by or arise out of the negligence of such (and/or any other) Indemnified Party. However, such indemnity shall not apply to a particular Indemnified Party to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that particular Indemnified Party. Upon demand by the Administrative Agent, the Obligors shall diligently defend any Environmental Claim which affects the Property or is made or commenced against the Administrative Agent and/or any Lender, whether alone or together with the Obligors or any other person, all at the Obligors’ own cost and expense and by counsel to be approved by the Administrative Agent in the exercise of its reasonable judgment. In the alternative, at any time the Administrative Agent may elect to conduct its own defense through counsel selected by the Administrative Agent and at the cost and expense of the Obligors.

(b) As used in this Agreement, the term “Environmental Damages” means all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, made, incurred, suffered, brought, or imposed at any time and from time to time, whether before or after the Release Date (hereinafter defined) and arising in whole or in part from:

(1) the presence of any Hazardous Material on the Property, or any escape, seepage, leakage, spillage, emission, release, discharge or disposal of any Hazardous Material on or from the Property, or the migration or release or threatened migration or release of any Hazardous Material to, from or through the Property, on or before the Release Date; or

(2) any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material which is at any time on or before the Release Date present on the Property; or

(3) the breach of any representation, warranty, covenant or agreement contained in this Agreement because of any event or condition occurring or existing on or before the Release Date; or

(4) any violation on or before the Release Date, of any Environmental Requirement in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or

(5) any Environmental Claim, or the filing or imposition of any environmental lien against the Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in subparagraphs (1) through (4) preceding;

and regardless of whether any of the foregoing subparagraphs (1) through (5) was caused by an Obligor or a tenant or subtenant, or a prior owner of the Property or its tenant or subtenant, or any third party, including but not limited to (i) injury or damage to any person, property or natural resource occurring on or off of the Property, including but not limited to the cost of demolition and rebuilding of any improvements on real property; (ii) the investigation or remediation of any such Hazardous Material or violation of Environmental Requirement, including but not limited to the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have full use and benefit of the Property as contemplated by the Loan Documents (including any of the same in connection with any foreclosure action or transfer in lieu thereof); (iii) all liability to pay or indemnify any person or governmental authority for costs expended in connection with any of the foregoing; (iv) the investigation and defense of any claim, whether or not such claim is ultimately defeated; and (v) the settlement of any claim or judgment.

(c) As used in this Agreement, the term “Release Date” means the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured by the Mortgage have been paid and performed in full and the Mortgage has been released; or (ii) the date on which the lien of the Mortgage is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by the Obligors and their heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

8. Consideration; Survival; Cumulative Rights. The Obligors acknowledge that the Administrative Agent and the Lenders have relied and will rely on the representations, warranties, covenants and agreements herein in closing and funding the Loan and that the execution and delivery of this Agreement is an essential condition but for which the Administrative Agent and the Lenders would not close or fund the Loan. The representations, warranties, covenants and agreements in this Agreement shall be binding upon the Obligors and their successors, assigns and legal representatives and shall inure to the benefit of the Administrative Agent and each of the Lenders and their successors, assigns and legal representatives and participants in the Loan; and shall not terminate on the Release Date or upon the release, foreclosure or other termination of the Mortgage, but will survive the Release Date, the payment in full of the indebtedness secured by the Mortgage, foreclosure of the Mortgage or conveyance in lieu of foreclosure, the release or termination of the Mortgage and any and all of the other Loan Documents, any investigation by or on behalf of the Administrative Agent and the Lenders, any bankruptcy or other debtor relief proceeding, and any other event whatsoever. Any amount to be paid under this Agreement by the Obligors (or any of them) shall be a demand obligation owing by the Obligors (which the Obligors hereby promise to pay). The Administrative Agent’s and the Lenders’ rights under this Agreement shall be in addition to all rights of the Administrative Agent and/or the Lenders under the Loan Documents or at law or in equity, and payments by any Obligor under this Agreement shall not reduce the Obligors’ obligations and liabilities under any of the Loan Documents. The liability of the Obligors or any other person under this Agreement shall not be limited or impaired in any way by any provision in the Loan Documents or applicable law limiting the Obligors’ or such other person’s liability or the Administrative Agent’s and/or the Lenders’ recourse or rights to a deficiency judgment, or by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, the Obligors’ (and, if applicable, such other person’s) liability hereunder being direct and primary and not as a guarantor or surety. Each Obligor hereby assigns and irrevocably transfers to the Administrative Agent, on behalf of the Lenders, any and all rights of subrogation, contribution, indemnification, reimbursement or similar rights it may have against any other Obligor or any other person for Environmental Damages. Nothing in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of the Administrative Agent, the Lenders and/or any other Indemnified Party against any Obligor or any other person under any Environmental Requirement or otherwise at law or in equity, including without limitation any rights of contribution or indemnification.

9. No Waiver. No delay or omission by the Administrative Agent and/or any Lender to exercise any right under this Agreement shall impair any such right nor shall it be construed to be a waiver thereof. No waiver of any single breach or Default under this Agreement shall be deemed a waiver of any other breach or Default. Any waiver, consent or approval under this Agreement must be in writing to be effective.

10. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex, or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute, shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

11. Invalid Provisions. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

12. Construction. Whenever in this Agreement the singular number is used, the same shall include plural where appropriate, and vice versa; and words of any gender in this Agreement shall include each other gender where appropriate. The headings in this Agreement are for convenience only and shall be disregarded in the interpretation hereof. Reference to “person” or “entity” means firms, associations, partnerships, joint ventures, trusts, limited liability companies, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

13. Applicable Law; Forum. This Agreement is performable in Illinois, and the laws of the State of Illinois and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof. The Obligors hereby irrevocably submit generally and unconditionally for themselves and in respect of their property to the jurisdiction of any state court or any United States federal court, sitting in the State of Illinois and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Agreement or the Loan. The Obligors hereby irrevocably waive, to the fullest extent permitted by law, any objection that the Obligors may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. The Obligors hereby agree and consent that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state(s) specified above may be made by certified or registered mail, return receipt requested, directed to the Obligors at the address for notice to the Obligors stated below, or at a subsequent address of which the Administrative Agent received actual notice from the Obligors in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of the Administrative Agent to serve process in any manner permitted by law or limit the right of the Administrative Agent to bring proceedings against the Obligors in any other court or jurisdiction.

14. Execution; Modification. This Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. This Agreement may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

Executed and dated as of the date first written above.

BORROWER:

GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP,

a Delaware limited partnership

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

Address:

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention: Danny Prosky, President & COO

G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

Address:

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention: Danny Prosky, President & COO

G&E HC REIT II PARKWAY MEDICAL CENTER, LLC,

a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP,

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

Address:

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention: Danny Prosky, President & COO

GUARANTOR:

GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

Address:

c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention: Danny Prosky, President & COO

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By: /s/ Christopher A. Thangaraj
Name: Christopher A. Thangaraj
Title: Vice President

Address:

135 South LaSalle Street, 12th Floor
Chicago, Illinois 60603
Attention: Michelle Herrick